SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): September 28, 1999




                             THE LAMAUR CORPORATION
             (Exact name of registrant as specified in its charter)


   Delaware                        0-28174                      68-0301547
(State or other            (Commission File Number)         (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation or
oganization)


          One Lovell Avenue
        Mill Valley, California                               94941
(Address of principal executive offices)                   (Zip Code)




     Registrant's telephone number, including area code: (415) 380-8200

                             Not applicable.
      (Former name or former address, if changed since last report)




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Item 2.  Other Events.

     On September 28, 1999, The Lamaur Corporation ("Lamaur") agreed to sell its manufacturing facilities in Fridley, Minnesota to Tiro Industries, Inc. ("Tiro") for a purchase price of $13.25 million in cash, the assumption of capital leases in the amount of approximately $745,000 and $1.5 million in discounts on future manufacturing services. The proceeds of the sale will be used to pay down a portion of the Company's term loan, reduce trade payables and for working capital. In connection with the sale of assets, Lamaur and Tiro also entered into a manufacturing agreement pursuant to which Tiro will provide manufacturing services to Lamaur.

Item 7.  Financial Statements and Exhibits.

     (a) Financial statements of business acquired. None.

     (b) Pro forma financial information. To be filed by amendment.

     (c) Exhibits.

Exhibit No.         Description

      2.1           Asset Purchase Agreement by and between Lamaur and Tiro
                     dated September 28, 1999.

      2.2           Purchase and Sale Agreement by and between Lamaur and Tiro dated September 28, 1999.

      2.3           Manufacturing Agreement by and between Lamaur and Tiro
                     dated September 28, 1999.

     99.1           Press release dated September 30, 1999.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



The Lamaur Corporation



By: /s/ John D. Hellmann
-----------------------------
John D. Hellmann,
Vice President, Chief Financial Officer
and Secretary

October 13, 1999



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

                                  Exhibit Index


Exhibit No.         Description

 2.1           Asset Purchase Agreement by and between Lamaur and Tiro
                dated September 28, 1999.
 2.2           Purchase and Sale Agreement by and between Lamaur and Tiro dated September 28, 1999.
 2.3           Manufacturing Agreement by and between Lamaur and Tiro
                dated September 28, 1999.
99.1           Press release dated September 30, 1999.